Exhibit 5.1


                             Andrews & Kurth L.L.P.
                                  [letterhead]

                                  June 12, 1997



Board of Directors
Equity Corporation International
415 South First Street, Suite 210
Lufkin, Texas 75901

Gentlemen:

       We have acted as counsel to Equity Corporation International, a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-4 (Reg. No. 33-92876) (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of the offering by the Company or persons who have received shares of Common Stock of the Company in connection with the acquisition by the Company of securities or assets held by such persons of up to an aggregate of 1,000,000 shares
(1,349,709 shares after giving effect to the stock dividend authorized by the Company's Board of Directors on September 10, 1996 and the filing of an amendment to the Registration Statement on the date hereof) of the Company's common stock, $.01 par value (the "Shares").

       As the basis for the opinions hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of public officials and such other agreements, contracts, documents and instruments as we have deemed necessary for the purposes of the opinion contained herein. As to all matters of fact material to such opinion, we have relied upon the representations of officers of the Company. We have assumed (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals; (iii) the conformity with the original documents of all documents submitted to us as copies; (iv) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner set forth in the Registration Statement and the appropriate Prospectus; and (v) a definitive purchase agreement with respect to such Shares will have been duly authorized, validly executed and delivered by the Company and the parties thereto.

       Based  upon  the  foregoing,   and  having  due  regard  for  such  legal
considerations as we deem relevant, we are of the opinion that the Shares have been duly authorized and will be validly issued, fully paid and nonassessable.

       We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and reference to our firm under the caption "Legal Matters" in the Prospectus included therein.


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                                          Sincerely,

                                          /s/ ANDREWS & KURTH L.L.P.



1208/1247/2606